UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                    November 29, 2006

ProUroCare Medical Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-103781	20-1212923
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Carlson Parkway, Suite 124, Plymouth, MN	55447
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code                    952-476-9093

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into Material Definitive Agreements

On November 29, 2006, ProUroCare Medical Inc. (the “Company”) borrowed $100,000 from Adron Holdings, LLC (“Adron”), a Minnesota limited liability company, on an unsecured basis for short term working capital needs.  In connection therewith, the Company issued to Adron an unsecured promissory note (the “Note”) that bears interest of $5,000 per month and matures on January 2, 2007.  Under the terms of the Note, the Company issued a five-year warrant to Adron to acquire 50,000 shares of Company common stock at $0.50 per share.  If the loan is not paid by January 2, 2007, the Company is obligated to issue another five-year warrant to Adron to purchase 50,000 shares of the Company’s common stock at $0.50 per share.  The warrant issued was exempt from registration under Section 4(2) of the Securities Act of 1934, as amended, and Regulation D, as it was issued in a non-public offering to a single subscriber.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROUROCARE MEDICAL INC.
December 6, 2006	By:	/s/ Richard C. Carlson
Richard C. Carlson Chief Executive Officer